UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2022

AMPCO-PITTSBURGH CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	1-898	25-1117717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

726 Bell Avenue, Suite 301 Carnegie, Pennsylvania	15106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 456-4400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	AP	New York Stock Exchange
Series A Warrants to purchase shares of Common Stock	AP WS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Real Estate Sale and Leaseback

On August 30, 2022, Air & Liquid Systems Corporation (“ALS”), a wholly owned subsidiary of Ampco-Pittsburgh Corporation (“Ampco”), and Store Capital Acquisitions, LLC (the “Purchaser”) consummated a sale and leaseback transaction, valued at approximately $15,500,000, pursuant to which Purchaser purchased from ALS certain of ALS’s properties, including manufacturing facilities located in Lynchburg, Virginia and Amherst, Virginia (collectively, the “ALS Facilities”).

In connection with the sale and leaseback transaction, Union Electric Steel Corporation (“UES” or the “Lessee”) and Purchaser entered into an Amended and Restated Master Lease Agreement (the “Restated Lease”), dated August 30, 2022 (the “Effective Date”), which amended and restated the existing Master Lease Agreement between the parties, dated September 28, 2018 (the “Initial Lease”). Pursuant to the Restated Lease, the Lessee will lease the ALS Facilities and the facilities subject to the Initial Lease from Purchaser (together with the ALS Facilities, the “Facilities”), subject to the terms and conditions of the Restated Lease. The Restated Lease provides for a 20-year term (the “Primary Term”), commencing on the Effective Date and expiring on August 31, 2042. The Restated Lease provides the Lessee with the option to extend the Primary Term by four separate renewal terms of approximately five years each (each a “Renewal Term”). If the Lessee exercises each Renewal Term, then the Restated Lease will expire on August 31, 2062. The Lessee is required to give written notice to Purchaser not later than 120 days before the end of the then current Primary Term or Renewal Term, as applicable, if the Lessee desires to exercise its right to extend such term.

Subject to adjustment as set forth in the Restated Lease, the combined annual minimum rent payable to Purchaser during the Primary Term and the first and second Renewal Terms is an amount equal to $2,939,139 (the “Base Annual Rent”), payable in equal monthly installments. On October 1, 2022 and each anniversary of such date prior to the third and fourth Renewal Terms, the Base Annual Rent will increase by the lesser of: (a) two and two hundredths percent or (b) 1.25 times the change in the Price Index (as defined in the Restated Lease). During the third and fourth Renewal Terms, the Base Annual Rent will be the Fair Market Rent (as defined in the Restated Lease), which shall be determined, generally, by reference to the then-prevailing annual rents being charged for comparable facilities in the markets in which the Facilities are located, as otherwise in accordance with the terms and conditions of the Restated Lease.

The Restated Lease contains certain representations, warranties, covenants, obligations, conditions, indemnification provisions and termination provisions customary for sale and leaseback transactions.

Pursuant to the terms and conditions of the Restated Lease, the Lessee has an option to repurchase all of the Facilities included in the Restated Lease by delivering written notice to Purchaser no later than 45 days prior to the tenth anniversary of the Effective Date for a price equal to the greater of: (a) 115% of Lessor’s Total Investment or (b) Fair Market Value (each as defined in the Restated Lease).

In connection with the execution of the Restated Lease, UES and Purchaser entered into that certain Disbursement Agreement dated August 30, 2022 (the “Disbursement Agreement”), pursuant to which Purchaser agreed to provide up to $2.5 million to UES for construction of improvements and related costs at the property commonly known as 825 Bell Avenue, Carnegie, Pennsylvania 15106. The Base Annual Rent under the Restated Lease includes UES’s obligations to repay the amount advanced under the Disbursement Agreement, and such repayment will be amortized over the Primary Term and is secured by the improvements. The initial rate of amortization is eight and twenty-five hundredths percent, which rate begins to float on January 1, 2023 at the greater of: (a) eight and twenty-five hundredths percent or (b) five and twenty-four hundredths percent above the fifteen year Swap Rate (as defined in, and determined by, the Disbursement Agreement). The Disbursement Agreement contains certain representations, warranties, covenants, obligations, conditions, indemnification provisions and termination provisions customary for construction finance agreements. Pursuant to a security interest waiver agreement, the banks to the Company’s revolving credit facility have subordinated their security interest in such improvements to the Purchaser’s interest in the improvements.

In consideration of, and as an inducement to, Purchaser’s agreement to enter into the above described Restated Lease, Ampco entered into an Unconditional Guaranty of Payment and Performance with the Purchaser (the “Guaranty”), whereby Ampco has guaranteed the full payment by the Lessee of all rent and other amounts and charges required to be paid by the Lessee pursuant to the Lease, and the full performance of the Lessee of all other obligations of the Lessee to be performed under the Restated Lease.

The foregoing descriptions of the Restated Lease and the Guaranty do not purport to be a complete description of the parties’ rights and obligations under the Lease and the Guaranty. The above descriptions are qualified in their entirety by reference to the complete Restated Lease and Guaranty, copies of are filed herewith.

Sublease Agreement

In connection with the sale and leaseback transaction and the execution of the Restated Lease, ALS and UES entered into a Sublease Agreement dated August 30, 2022 (the “Sublease”), pursuant to which ALS will sublease the ALS Facilities from the Lessee on an absolute net basis. Under the Sublease, ALS assumes and indemnifies the Lessee for all financial obligations under the Restated Lease, including base rent, additional rental and any and all maintenance, repair and replacement obligations arising thereunder with respect to the ALS Facilities.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent applicable, the information included in Item 1.01 under the heading “Real Estate Sale and Leaseback” is incorporated by reference into this Item 2.03

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1†	–	Amended and Restated Master Lease Agreement between Union Electric Steel Corporation and Store Capital Acquisitions, LLC, dated August 30, 2022, filed herewith.

Exhibit 10.2†	–	Amended and Restated Unconditional Guaranty of Payment and Performance between Ampco-Pittsburgh Corporation and Store Capital Acquisitions, LLC, dated August 30, 2022, filed herewith.

Exhibit 104	–	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPCO-PITTSBURGH CORPORATION

Date: September 2, 2022	By:	/s/ Michael G. McAuley
Michael G. McAuley
Senior Vice President, Chief Financial Officer and Treasurer